POWELL INDUSTRIES, INC.
8550 Mosley Drive
Houston, Texas 77075

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held April 15, 2005

To the Stockholders of Powell Industries, Inc.:

        Notice is hereby given that the Annual Meeting of the Stockholders of Powell Industries, Inc., a Delaware corporation (the “Company”), will be held at the offices of the Company at 8550 Mosley Drive, in Houston, Texas on Friday, April 15, 2005, at 11:00 a.m. Houston time, for the following purposes:

1.	To elect two (2) members of the Company’s Board of Directors, with terms to expire in 2008;

2.	To approve the Company’s Non-Employee Director Restricted Stock Plan;

3.	To consider a proposed amendment to the Company’s 1992 Stock Option Plan to increase the maximum number of shares that may be issued under the Plan by 600,000; and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

        The stock transfer books will not be closed. Stockholders of record as of the close of business on February 21, 2005 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof, notwithstanding any transfer of stock on the books of the Company after such record date.

        You are cordially invited to attend the meeting in person. YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND TO RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

By Order of the Board of Directors /s/ THOMAS W. POWELL Thomas W. Powell Chairman and Chief Executive Officer

Houston, Texas
February 28, 2005

POWELL INDUSTRIES, INC.
8550 Mosley Drive
Houston, Texas 77075

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PROXY STATEMENT
February 28, 2005

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Annual Meeting of Stockholders
April 15, 2005

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SOLICITATION AND VOTING RIGHTS

        The accompanying proxy is solicited by the Board of Directors of Powell Industries, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders of the Company to be held on Friday, April 15, 2005, at 11:00 a.m., Houston time, at the principal executive offices of the Company at 8550 Mosley Drive, in Houston, Texas 77075, or at any adjournment thereof.

        This Proxy Statement and proxy and the accompanying Notice of Annual Meeting, Annual Report to Stockholders and Form 10-K for the year ended October 31, 2004, including consolidated financial statements, will be mailed to stockholders on or about March 2, 2005. The cost of soliciting proxies in the enclosed form will be borne by the Company. The Board of Directors of the Company has fixed February 21, 2005, as the record date for determination of stockholders entitled to receive notice of and to vote at the Annual Meeting. As of February 21, 2005, there were 10,755,304 shares of the Company’s Common Stock, par value $.01 per share (“Common Stock”), outstanding. Each holder of Common Stock will be entitled to one vote for each share owned, except as noted below.

        The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum at the meeting. The holders of shares represented by proxies reflecting abstentions or “broker non-votes” are considered present at the meeting and count toward a quorum. Brokers holding shares of record for their customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. When brokers complete proxy forms, they generally vote on those matters as to which they are entitled to vote. On those matters as to which brokers are not entitled to vote without instructions from their customers and have not received such instructions, brokers generally indicate on their proxies that they lack voting authority as to those matters. As to those matters, such indications are called “broker non-votes.”

        The persons receiving the greatest number of votes cast at the meeting to fill the directorships with terms to expire in 2008 will be elected as directors of the Company, class of 2008. Thus, abstentions and broker non-votes will have no effect on the election of directors.

        Regarding approval of the Non-Employee Director Restricted Stock Plan, the proposed amendment to the 1992 Stock Option Plan and any other matters, the vote of a majority of the voting power present, in person or by proxy, and entitled to vote on the matters, at a meeting at which a quorum is present, is the act of the stockholders. Accordingly, abstentions will have the effect of negative votes with respect to any such other matters. Broker non-votes will have the effect of negative votes as to any such other matters as to which the broker is entitled to vote, and no effect on those matters as to which the broker is not entitled to vote.

        The shares represented by each valid proxy received by the Company on the form solicited by the Board of Directors will be voted in accordance with instructions specified on the proxy. A stockholder giving a duly executed proxy may revoke it before it is exercised by filing with or transmitting to the Secretary of the Company an instrument or transmission revoking it, or a duly executed proxy bearing a later date.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

        The terms of two directors expire in 2005 under the bylaws of the Company. The terms of the remaining directors continue after the Annual Meeting. The Nominating Committee has nominated Eugene L. Butler and Ronald J. Wolny for election as directors with terms to expire in 2008. Mr. Becherer and Mr. Powell currently serve as directors of the Company with terms expiring in 2005. Although the Board of Directors does not contemplate that any nominee will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed form of proxy will vote in accordance with their best judgment for a substitute nominee.

PROPOSAL NO. 2
APPROVAL OF NON-EMPLOYEE DIRECTOR RESTRICTED STOCK PLAN

General

        The Board of Directors at its meeting on December 17, 2004 adopted the Powell Industries, Inc. Non-Employee Director Restricted Stock Plan providing for the grant of up to 150,000 shares of restricted stock for the benefit of members of the Board of Directors of the Company who, at the time of their service, are not employees of the Company or any of its affiliates. The Board believes that providing them an opportunity to become owners of the common stock of the Company is in the best interests of the Company. The Board further believes that the Restricted Stock Plan is an important element in the Company’s strategy for retaining and attracting highly qualified individuals to serve as directors of the Company in the future. If the Restricted Stock Plan is approved by the stockholders, the Compensation Committee has no plans to grant any further options under the 2000 Non-Employee Director Stock Option Plan currently in place and plans to terminate the 2000 Non-Employee Director Stock Option Plan after all outstanding options granted under it have been exercised or have expired.

Description of Non-Employee Director Plan

        The following description of the principal provisions of the Restricted Stock Plan is a summary and is subject to and qualified by the full text of the Restricted Stock Plan. A copy of the Restricted Stock Plan as adopted by the Board of Directors is attached as Appendix A to this Proxy Statement.

        Administration.   The Restricted Stock Plan is administered by the Compensation Committee. The Compensation Committee has the authority, subject to the terms of the Restricted Stock Plan, to determine the terms, conditions and restrictions of each award, including the effect of death, disability, retirement or removal on the award and to construe and interpret the Restricted Stock Plan.

        Eligibility.   Any director who is not an employee of the Company or any of its affiliates will be eligible to receive grants of restricted stock under the Restricted Stock Plan. The Company currently has six non-employee directors. Based on the closing price of a share of the Company’s common stock on February 15, 2005, the six non-employee directors as a group will receive a grant each year as specified below in the approximate value of $234,000, subject to restrictions described below.

        Amount and Date of Grants.   If shares are available under the Restricted Stock Plan, each eligible director will receive 2,000 shares of restricted stock on the date of the Board’s regular meeting in June. If there is no Board meeting in June, the eligible directors will receive the grant on the next regular meeting of the Board. If an eligible director is first elected or appointed to the Board of Directors after a grant has been made but before the next grant is to be made, then such director will receive a grant of shares proportionately adjusted for the actual time to be served by such director before the next grant is to be made.

        Restrictions.   Under the terms of the Restricted Stock Plan, a recipient of restricted stock is required to sign a restricted stock agreement. During such period as the Compensation Committee may establish in the restricted stock agreement, a recipient of restricted stock under the Restricted Stock Plan may not transfer such stock and will be subject to such other terms, limitations, restrictions or conditions as the Compensation Committee specifies in the restricted stock agreement.

        Amendment and Termination.   The Board of Directors may amend or discontinue the Restricted Stock Plan at any time before the end of its stated term except as required to maintain the qualification of the Restricted Stock Plan under Rule 16b-3 under the Securities Exchange Act of 1934. Any amendment that materially modifies the number of shares, the eligibility requirements or the benefits accruing to non-employee directors under the Restricted Stock Plan requires the approval of the stockholders. The Restricted Stock Plan terminates at the close of business on December 16, 2014.

Approval

        Pursuant to the resolution of the Board of Directors approving the Restricted Stock Plan, the Restricted Stock Plan will not become effective unless it is approved by the holders of a majority of the shares of voting stock of the Company present in person or by proxy and entitled to vote at a meeting of the stockholders of the Company at which a quorum is present. The Board of Directors recommends a vote FOR approval of the Restricted Stock Plan.

PROPOSAL NO. 3
APPROVAL OF AMENDMENT TO 1992 STOCK OPTION PLAN

General

        The Board of Directors believes that the Powell Industries, Inc. 1992 Stock Option Plan, as amended, has been of material benefit to the Company. However, the 1992 Plan provides that the maximum number of shares of common stock of the Company with the respect to which options and other awards may be granted under the 1992 Plan is 2,100,000, and only 154,232 shares remain available for grants. The Board believes that it is in the best interest of the Company and its stockholders to amend the 1992 Plan to increase the maximum number of shares of common stock of the Company with respect to which grants may be made under the Plan from 2,100,000 to 2,700,000 to enable the Company to continue to provide officers and other key employees an opportunity to acquire a proprietary interest in the Company through the acquisition of its common stock, thereby rewarding employees for meritorious service and helping them to develop a stronger incentive to work for the continued success of the Company and assisting the Company in attracting and retaining outstanding personnel in today’s competitive labor market.

        On December 17, 2004 the Board of Directors approved amendment of the 1992 Plan to increase the shares available for grant, subject to and contingent upon approval by the Company’s stockholders of such amendment. At the annual meeting of stockholders, the stockholders will be asked to approve the amendment to the Plan to increase the maximum number of shares available under the Plan from 2,100,000 shares of the Company’s common stock to 2,700,000 shares (subject to adjustment for stock dividends, stock splits and certain other contingencies), with 754,232 shares available for grants.

Description of the 1992 Plan

        The following description of the principal provisions of the 1992 Plan is a summary and is subject to and qualified by the full text of the 1992 Plan.

        Administration.   The 1992 Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has the authority, subject to the provisions of the 1992 Plan,

•	to determine the employees (except as noted in "Eligibility" below) to whom awards, options or stock appreciation rights may be granted,

•	to determine the number of shares and purchase or exercise price of each award or option,

•	to determine the terms, conditions and restrictions of each award or option,

•	to determine whether or not to include in any award or option the right of the recipient or optionee to surrender all or a portion of an award or option and receive in exchange an amount in cash or other property and to determine the terms and conditions of any such surrender rights,

•	to determine the effect, if any, on an award or option of the death, disability, retirement or termination of employment of the employee receiving an award or option and

•	to otherwise construe, interpret and administer the 1992 Plan.

        Eligibility.   Any employee of the Company or any subsidiary of the Company is eligible to participate in the 1992 Plan, although no member of the Compensation Committee may receive an award or option if receipt of it would cause the individual not to be a “Disinterested Person” as defined in Rule 16b-3 under the Securities Exchange Act of 1934. There are approximately 1100 employees of the Company and its subsidiaries. However, since the 1992 Plan provides that future as well as present employees may participate, it is not possible to determine the number of employees who will be eligible to participate. Further, since receipt of benefits under the Plan depends upon the particular grants made from time to time by the Compensation Committee, in its discretion, it is not possible to determine the amounts that will be received under the 1992 Plan as a result of this proposed amendment, or that would have been received during the last fiscal year had such amendment been in effect, by the executive officers listed in the Summary Compensation Table, by all current executive officers as a group or by all employees (no current directors of the Company who are not executive officers of the Company are currently eligible to participate in the Plan).

        Purchase Price.   The Compensation Committee has the authority to determine the purchase price, if any, for awards of the Company’s common stock and the exercise price for stock options. The purchase price may be less than the fair market value of the stock. The Compensation Committee may determine the consideration, if any, to be received by the Company for granting or extending an award or stock option.

        Awards, Options and Stock Appreciation Rights.   The 1992 Plan provides for the award of restricted stock, the grant of non-incentive stock options, including reload options, and the grant of stock appreciation rights, all with respect to the common stock of the Company.

        Awards.   The Compensation Committee may grant an award of common stock to a participant pursuant to a restricted stock agreement. The Compensation Committee may vary the terms and conditions of each award, including without limitation

•	the period (not to exceed 10 years) during which the award may be restricted or exercised,

•	the manner of exercise,

•	the vesting period,

•	the price to be paid for the stock, if any, and

•	the events which may result in termination of award rights.

Unless expressly provided otherwise in the award, the participant’s unexercised rights will expire upon termination of employment.

        Options.   Options granted under the 1992 Plan will be nonqualified stock options, which are options that do not meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended. In 1999, the Board of Directors amended the Plan to provide that the Plan would remain in effect until no grants and no further shares remain outstanding or available under the 1992 Plan. This action by the Board of Directors in renewing and amending the 1992 Plan had the effect of eliminating grants of incentive stock options meeting the requirements of Section 422. Additionally, the 1992 Plan authorizes the issuance of reload options and stock appreciation rights (discussed below) as part of the stock options.

        Option Price.   The price and terms at which the participant may purchase shares of common stock subject to a nonqualified stock option or stock appreciation right is determined by the Compensation Committee in its discretion, but the option price may not be less than the par value of the stock. Shares purchased pursuant to options must be paid in full at the time of exercise. Such payment may be made in the form of cash, common stock of the Company or other form of payment acceptable to the Compensation Committee. As of February 15, 2005, the closing price per share of the Company’s common stock, traded on the NASDAQ National Market under the symbol “POWL,” was $19.50.

        Term of Options.   No option is exercisable after the expiration of ten years from the date of grant or five years from the date of grant. Unless the option agreement provides otherwise, all options terminate immediately upon severance of employment from the Company for any reason other than death, retirement for age or disability under then established rules of the Company, or severance for disability. In these cases, an extended exercise period is provided, but the exercise period as extended cannot exceed the original option period. At the time of exercise, the optionholder must satisfy any additional conditions imposed by the Compensation Committee at the time of grant. Unless the shares purchased pursuant to an option are effectively registered under the Securities Act of 1933, as amended, at the time of exercise, the optionee must represent and agree that such shares are being purchased for investment.

        Reload Options.   The Compensation Committee may grant reload options in connection with issuance of a nonqualified stock option. Under a reload option, if the exercise of the stock option is paid in whole or in part in common stock, the reload option will:

•	result in issuance of additional options for the number of shares of the Company's common stock surrendered upon exercise of the option,

•	be a nonqualified stock option and

•	be subject to the same terms and conditions as the original option unless a change is specifically provided.

        Stock Appreciation Rights.   The 1992 Plan provides that the Compensation Committee may, at its discretion, grant stock appreciation rights to some or all optionholders at the time of grant of an option. Each stock appreciation right granted with an option will be exercisable at the times and to the extent that the related stock options are exercisable. At the time of exercise, the holder will become entitled to receive, in cash and/or shares of common stock at the discretion of the Compensation Committee, the difference between the fair market value of one share of common stock and the exercise price per share specified in the related stock option, multiplied by the number of shares in respect of which the stock appreciation right was exercised. The 1992 Plan also authorizes the Compensation Committee to issue stock appreciation rights which are not a part of a related stock option. The exercise price and terms of these stock appreciation rights shall be specified by the Compensation Committee in the agreement granting the stock appreciation right.

        Participation.   Stock options, stock appreciation rights and awards may be granted to officers and key employees (including those who are directors, except as provided above), as selected by the Compensation Committee. The Compensation Committee selects participants and determines the conditions of exercisability of options.

        Forfeiture.   If the Compensation Committee finds that a participant has been discharged for fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of employment, which conduct has damaged the Company, or if a participant has participated, engaged or had a financial interest, whether as an employee, officer, director, consultant, contractor, shareholder, owner or otherwise, in any commercial endeavor in the United States which is competitive with the business of the Company without the written consent of the Company, the participant shall forfeit all options, reload options, stock appreciation rights and awards which have not vested and for which the Company has not delivered a stock certificate.

        Amendment and Termination.   The Board of Directors may suspend or discontinue the 1992 Plan and may amend the 1992 Plan with respect to shares at the time not subject to unexercised options of awards, but may not (except with stockholder approval) change the number of shares subject to the 1992 Plan or change the class of employees and others eligible to participate.

Tax Consequences.

        Nonqualified Stock Options.   Under current interpretations of the Internal Revenue Code, the grant of a nonqualified stock option to a participant in the 1992 Plan will not result in the recognition of any taxable income by the participant. A participant will recognize income at the date of exercise of a nonqualified stock option on the difference between

•	the fair market value of the shares acquired pursuant to the exercise of the nonqualified stock option and

•	the exercise price of the nonqualified stock option.

With regard to a participant who is an executive officer, director or holder of 10% or more of the Company’s common stock, taxation arising by virtue of the exercise of the nonqualified stock option is deferred until the sale of the shares acquired by such participant is no longer subject to the restrictions imposed by Section 16(b) of the Securities Exchange Act, unless the participant elects to be taxed on the date of exercise of the nonqualified stock option. A participant who exercises his option more than six months after the date of grant of such option would not be subject to Section 16(b) restrictions at the time of exercise. The Company is entitled to a deduction in the same amount as the income recognized by a participant due to the exercise of a nonqualified stock option.

        Stock Appreciation Rights.   Under current interpretations of the Internal Revenue Code, the grant of a stock appreciation right to a participant will not result in recognition of any taxable income by the participant. If a participant receives cash upon exercise of a stock appreciation right, he will recognize ordinary income upon exercise in an amount equal to the payment received. If a participant receives stock upon exercise of a stock appreciation right, he will recognize ordinary income at the date of exercise in the same manner and amount as described above with respect to the exercise of a nonqualified stock option. The deferred compensation provisions of the American Jobs Creation Act of 2004 could be applicable to the grant of a stock appreciation right, depending upon the terms of such stock appreciation right when granted. Generally, the recipient may recognize taxable income upon the vesting of a cash settled stock appreciation right. Failure to report taxable income as required by the Jobs Creation Act could subject the recipient to an excise tax, interest and penalties. The Company is entitled to a deduction in the same amount as the income recognized by the participant due to the exercise of a stock appreciation right.

        Awards.   Generally, the participant will be taxed at the time the restrictions lapse with respect to the stock awarded and the stock vests in the participant or is transferable by the participant. At that time, the participant would recognize ordinary income determined by the fair market value of the stock in excess of the price, if any, paid by the participant for the stock. The Company is entitled to a deduction in the same amount as the income recognized by the participant related to an award of stock, in the year recognized.

Material Difference from Existing Plan

        The only difference between the existing 1992 Plan and the 1992 Plan as proposed to be amended is that the maximum number of shares of common stock of the Company which may be issued under the 1992 Plan would be increased from 2,100,000 to 2,700,000 (subject to adjustment for stock dividends, stock splits and certain other contingencies).

Approval

        Pursuant to the resolution of the Board of Directors approving the amendment to the 1992 Plan increasing the number of shares available for grant, the amendment will not become effective until it is approved by the holders of a majority of the shares of voting stock of the Company present and entitled to vote at a meeting of the stockholders of the Company at which a quorum is present. The Board of Directors recommends a vote FOR approval of the amendment of the Plan.

COMMON STOCK OWNED BY
PRINCIPAL STOCKHOLDERS AND MANAGEMENT

        The following table sets forth as of February 21, 2005 (except as otherwise noted below), the number of shares of Common Stock owned by each person who is known by the Company to own beneficially more than five percent (5%) of the Company’s outstanding Common Stock:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Thomas W. Powell PO Box 12818 Houston, Texas 77217	3,022,584 (1)	28.1%
Royce & Associates, L.L.C 1414 Avenue of the Americas New York, New York 10019	1,315,800 (2)	12.2%
Bonnie L. Powell PO Box 112 Warda, Texas 78960	828,469 (3)	7.7%
Wellington Management Company, L.L.P.. 75 State Street Boston, Massachusetts 02109	656,000 (4)	6.1%
Nationwide Trust Company, FSB Trustee of the Powell Industries, Inc. Employee Stock Ownership Trust PO Box 1412 Austin, Texas 78767 ____________________	605,059 (5)	5.6%

(1)	Mr. Powell has sole voting power and sole investment power with respect to 2,724,262 of such shares, of which 573,650 are held directly, 78,720 are held by Mr. Powell’s IRA, 1,990,292 are held by TWP Holdings, Ltd., a partnership controlled by Mr. Powell and 81,600 are shares subject to stock options which are currently exercisable by Mr. Powell. Also includes 281,360 shares held by the Thomas Walker Powell Trust, of which Mr. Powell is a co-trustee and shares voting and investment power with respect to the shares held by such trust with the other co-trustees, Michael W. Powell and Holly C. Pruitt. Also includes 3,141 shares allocated to the account of Mr. Powell under the Powell Industries, Inc. Employee Stock Ownership Plan (see footnote (5) to this table) and 821 shares held in trust for the account of Mr. Powell under the Employees Incentive Savings Plan of the Company. Also includes 13,000 shares of restricted stock issued in connection with the exercise of options by Mr. Powell that are subject to forfeiture if the related option shares are not held for five years or if he leaves employment of the Company, other than for retirement, within five years after receiving the shares. Mr. Powell has sole voting rights but no investment power with respect to such restricted stock.

(2)	The shares set forth in the table reflect the number of shares owned on December 31, 2004, based on a Schedule 13F dated February 10, 2005 filed by Royce & Associates, LLC. Royce & Associates, LLC owned beneficially 1,315,800 shares of the Common Stock of Powell Industries, Inc.

(3)	The shares set forth in the table reflect the number of shares owned on January 31, 2004, based on a Schedule 13G dated February 12, 2004, filed by Bonnie L. Powell. Bonnie L. Powell owned beneficially 828,469 shares with shared dispositive power and shared voting power as to 345,000 of such shares.

(4)	The shares set forth in the table reflect the number of shares owned on December 31, 2004, based on a Schedule 13F dated February 14, 2005, filed by Wellington Management Company, LLP. Wellington Management Company, LLP owned beneficially 656,000 shares with shared dispositive power over all such shares and shared voting power as to 200,000 of such shares and no voting power as to 315,900 shares.

(5)	The shares set forth in the table reflect the number of shares owned on December 31, 2004, based on a Schedule 13G dated January 12, 2005 filed by Nationwide Trust Company, FSB. Nationwide Trust Company, as Trustee for the Powell Industries, Inc. Employee Stock Ownership Trust (the “ESOP”), as directed by the administrative committee for the ESOP appointed by the Board of Directors of the Company, votes and disposes of shares not allocated to the accounts of participants, and votes allocated shares as to which no direction is received from the participant. Participants have the right to direct the voting and tender of shares allocated to their accounts. As of December 31, 2004, approximately 374,005 of the shares held by the ESOP were allocated to the accounts of participants.

The following table sets forth, as of February 21, 2005, the number of shares of the Common Stock beneficially owned by each director and nominee for director, each of the executive officers listed in the Summary Compensation Table below, and all executive officers and directors of the Company as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class
Joseph L. Becherer	9,000(2)	*
Eugene L. Butler	10,500(2)	*
James F. Clark	7,000(3)	*
Robert B. Gregory	7,613(4)	*
Don R. Madison	10,562(5)	*
Thomas W. Powell	3,022,584(6)	28.1%
Stephen W. Seale, Jr	16,514(2)	*
Robert C. Tranchon	6,100(3)	*
Ronald J. Wolny	19,565(7)	*
M.M. Zeller	62,323(8)	*
All Executive Officers and Directors as a group (10 persons)	3,171,761	29.5%
______________________ * Less than one percent (1%).

(1)	The persons listed have sole voting power and sole investment power with respect to the shares beneficially owned by them, except as otherwise indicated.

(2)	Includes 8,000 shares subject to stock options which are currently exercisable.

(3)	Includes 6,000 shares subject to stock options which are currently exercisable.

(4)	Includes 1,613 shares allocated to Mr. Gregory’s account in the ESOP (see footnote (5) to the preceding table) and 6,000 shares subject to stock options which are currently exercisable.

(5)	Includes 162 shares allocated to Mr. Madison’s account in the ESOP (see footnote (5) to the preceding table) and 10,400 shares subject to stock options which are currently exercisable.

(6)	See footnote (1) to the preceding table.

(7)	Includes 6,883 shares subject to stock options which are currently exercisable. Also, includes 961 shares subject to deferred director’s fees which are available for distribution within 60 days.

(8)	Includes 2,197 shares allocated to Mr. Zeller’s account in the ESOP (see footnote (5) to the preceding table) and 35,370 shares subject to stock options which are currently exercisable. Also includes 2,446 shares of restricted stock issued in connection with the exercise of options by Mr. Zeller that are subject to forfeiture if the related option shares are not held for five years or if he leaves employment of the Company, other than for retirement, within five years after receiving the shares. Mr. Zeller has sole voting rights but no investment power with respect to such restricted stock.

INFORMATION ABOUT THE BOARD OF DIRECTORS

        The following table sets forth for each nominee and for each director whose term of office continues after the Annual Meeting, his name, age, principal occupation and employment for the past five years, offices held with the Company, the date he first became a director, and the date of expiration of his current term as director.

Name	Age	Principal Occupation for Past Five Years (1)	Offices Held With Company	Director Since	Term Expires
Thomas W. Powell	64	Chairman of the Board, President and Chief Executive Officer of the Company since November 1984	Director, Chairman of the Board, President and Chief Executive Officer (2)	1984	2007
Joseph L. Becherer	62	Senior Vice President, Eaton Corporation, from September 1995 until his retirement in October 1997	Director	1997	2007
Stephen W. Seale, Jr.	65	Consultant, Professional Engineer	Director	1985	2006
Robert C. Tranchon	64	President and CEO, Reveille Technology, since 1995; President, Chief Executive Officer, and Director of Ansaldo Ross Hill from 1997-2000	Director	2000	2006
James F. Clark	58	Vice President, Square D Corporation from 1989 until his retirement in December 2000	Director	2001	2006
Eugene L. Butler	63	Chairman of the Board, Intercoastal Terminal since 1991	Director	1990	2005
Ronald J. Wolny	65	Vice President, Fluor Daniel, Inc. until his retirement in January 2003	Director	2001	2005
_________________________
(1)	None of the corporations listed (other than the Company) is an affiliate of the Company.

(2)	Mr. Powell also serves as a director of each subsidiary of the Company.

        Only the directors who are not employees of the Company or any of its subsidiaries or affiliates are entitled to receive a fee, plus reimbursement of out-of-pocket expenses, for their services as directors. Under the Company’s standard arrangement for compensation of directors, outside directors receive a quarterly retainer of $2,500 and a fee of $2,000 for each board meeting attended. Members of the audit committee other than the chairman receive a fee of $1,200 for each committee meeting attended. Members of all other committees receive a fee of $800 for each committee meeting attended. The audit committee chairman receives a fee of $2,500 for each committee meeting attended. All other committee chairmen receive a fee of $1,250 for each committee meeting attended.

        In 1993, the Company adopted the Powell Industries, Inc. Directors’ Fee Program which permits directors to defer receipt of the directors’ fees to which they would otherwise be entitled and to have such deferred fees allocated to a shadow account as if they were invested in Common Stock of the Company on the date the fees were payable. Then upon expiration of the deferral period or the retirement or death of the director, payment will be made in the form of shares of Common Stock equal to the number of shares in his shadow account (plus any distributions on the Common Stock that were credited to the shadow account).

        The Stockholders voted at the March 16, 2002 meeting to approve the Non-Employee Director Stock Option Plan which supersedes the 2000 Non-Employee Stock Option Plan adopted by the Board of Directors in 2000. The total number of shares of Common Stock reserved under the plan is 100,000 shares. The Plan is administered by the Board of Directors. Eligibility to participate in the Plan is limited to those individuals who are members of the Board of the Company and who are not an employee of the Company or any affiliate of the Company. Options have been issued to each of the non-employee directors to acquire shares of the Company’s common stock in accordance with the terms of the Plan.

        Five meetings of the Board of Directors were held in the last fiscal year. No incumbent director attended fewer than seventy-five percent (75%) of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees of the Board on which he served. It is the Company’s policy that directors attend the Annual Meeting of Stockholders. At the Annual Meeting of Stockholders on March 5, 2004, all of the Company’s directors at that date were present. Stockholders may communicate with directors of the Company by writing to them at the Company’s headquarters. Communications addressed to the Board of Directors will be reviewed by the Secretary of the Company and directed to them for their consideration.

Nominating Committee

        The Board of Directors has a standing Nominating Committee comprised of Eugene L. Butler, James F. Clark and Ronald J. Wolny, all of whom are independent within the meaning of the NASDAQ Marketplace Rules. The Nominating Committee proposes a slate of directors for election by the Company’s stockholders at each annual meeting and appoints candidates to fill any vacancy on the Board. The Nominating Committee is also responsible for establishing director qualifications and the selection criteria for new directors. The Nominating Committee also recommends to the Board of Directors a slate of directors to serve on each standing committee of the Board and recommends one member of each standing committee to serve as chairman of the committee. During the fiscal year 2004 the Committee held three meetings. During fiscal 2004, the Board of Directors amended and updated the Nominating Committee Charter, which is attached as Appendix B. A copy of the Nominating Committee Charter may also be obtained upon written request addressed to the Secretary, Powell Industries, Inc., 8550 Mosley Drive, Houston, Texas 77075.

        The Nominating Committee will consider written recommendations from stockholders for nominees for director. Any such nominations should be submitted to the Nominating Committee, c/o the Secretary, Powell Industries, Inc., 8550 Mosley Drive, Houston, TX 77075 and should be accompanied by the following information:

•	all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

•	the name(s) and address(es) of the stockholder(s) making the nomination and the number of shares of the Company’s Common Stock which are owned beneficially and of record by such stockholder(s); and

•	appropriate biographical information and a statement as to the qualifications of the nominee.

        The written recommendation should be submitted in the time frame described under the caption “Stockholder Proposals” below.

        Nominees for director are selected on the basis of a number of qualifications including their independence, knowledge, judgment, character, leadership skills, education, experience, financial literacy, standing in the community and ability to foster a diversity of backgrounds and views and to complement the Board’s existing strengths. The Nominating Committee initiates the process for identifying and evaluating nominees to the Board of Directors by preparing a slate of candidates who meet the criteria for selection as a nominee and have any specific qualities or skills being sought based on input from members of the Board. The Committee may, to the extent it deems appropriate, engage a third-party search firm and other advisors.

        The Nominating Committee evaluates the candidates by reviewing their biographical information and qualifications, with qualified nominees being interviewed by at least one member of the Committee and the Chief Executive Officer. Members of the Board also have an opportunity to interview qualified nominees. The Nominating Committee then determines, based on the background information and the information obtained in the interviews, whether to recommend to the Board that a nominee be nominated to fill a directorship with an expiring term. Candidates recommended by the Nominating Committee to fill a directorship with an expiring term are presented to the Board for selection as nominees to be presented for the approval of the stockholders. The Nominating Committee anticipates that a similar process will be used to evaluate nominees recommended by stockholders, but has not yet received a stockholder recommendation for a nominee for director. The Nominating Committee is responsible for appointing new members to the Board to fill the unexpired term of a directorship vacated during the term.

NOMINATING COMMITTEE REPORT

        The Nominating Committee, upon its own recommendation and approval of the independent members of the Board of Diectors, recommended that the Board nominate Eugene L. Butler and Ronald J. Wolny for re-election as directors, subject to stockholder approval, for a three-year term ending at the annual stockholder meeting in 2008 and has otherwise satisfied its responsibilities under its charter.

        The Nominating Committee of the Board of Directors:

           Ronald J. Wolny, Chairman
           Eugene L. Butler
           James F. Clark

Audit Committee

        The Board of Directors has a standing Audit Committee which met six times during the last fiscal year. The Audit Committee consists of Mr. Butler, Mr. Seale and Mr. Tranchon. The Board of Directors has determined that Mr. Butler is an independent director and qualifies as the “audit committee financial expert” as defined in Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934 (the “Exchange Act”). The Audit Committee has the responsibility to assist the Board of Directors in fulfilling its fiduciary responsibilities as to accounting policies and reporting practices of the Company and its subsidiaries and the sufficiency of the audits of all Company activities. It is the Board’s agent in ensuring the integrity of financial reports of the Company and its subsidiaries, and the adequacy of disclosures to stockholders. The Audit Committee is the focal point for communication between other directors, the independent auditors, internal auditors and management as their duties relate to financial accounting, reporting, and controls. The current members of the Audit Committee are “independent” as that term is defined by Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers. All meetings of the Audit Committee were separate and apart from meetings of the full Board of Directors during fiscal 2004. During fiscal 2004, the Board of Directors amended and updated the Audit Committee Charter, which is attached as Appendix C. A copy of the Audit Committee Charter may also be obtained upon written request addressed to the Secretary, Powell Industries, Inc., 8550 Mosley Drive, Houston, Texas 77075.

AUDIT COMMITTEE REPORT

        The Audit Committee has (1) reviewed the Company’s audited financial statements for fiscal 2004 and discussed them with Management, (2) discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Statement of Auditing Standards No. 61, as amended, (3) received written disclosures and a letter from the Company’s independent registered public accounting firm required by Independence Standards Board Statement No. 1, and (4) discussed the independence of the Company’s registered public accounting firm with them. Based on the foregoing discussions, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in its annual report on Form 10-K for the year ended October 31, 2004.

        The Audit Committee of the Board of Directors:

           Eugene L. Butler, Chairman
           Stephen W. Seale, Jr.
           Robert C. Tranchon

Compensation Committee

        The Board of Directors has a standing Compensation Committee comprised of Mr. Becherer, Mr. Wolny and Mr. Tranchon, all of whom are non-employee directors of the Company. The Compensation Committee, which held four meetings during the last fiscal year, provides oversight on behalf of the full Board on development and administration of the Company’s executive compensation program and each component plan in which officers and directors are eligible to participate. The Compensation Committee also administers the Stock Option Plan, the Director’s Fee Program, Incentive Compensation Plan and the Non-Employee Director Stock Option Plan of the Company.

Code of Ethics

        The Company has adopted a Code of Business Conduct and Ethics that applies to all employees, including its executive officers and directors. A copy of the Company’s Code of Business Conduct and Ethics may be obtained by request through the Investor Relations section of the Company’s website at www.powellind.com or by written request addressed to the Secretary, Powell Industries, Inc., 8550 Mosley Drive, Houston, Texas 77075.

EXECUTIVE OFFICERS

        The following table provides information regarding the executive officers of the Company who are not also a director or a nominee for director. The officers of the Company serve at the discretion of the Board of Directors of the Company.

Name	Age	Since	Position
Mark W. Reid (1)	45	2004	Executive Vice President of Company
Don R. Madison (2)	47	2001	Vice President and Chief Financial Officer of Company
M. M. Zeller (3)	66	1990	Vice President of Company and President of Powell Electrical Manufacturing Company ("PEMCO")
Robert B. Gregory	49	2000	Controller of Company
____________________________
(1)	Mr. Reid was elected Executive Vice President of the Company by the Board of Directors at its September 10, 2004 meeting which became effective on that date. For more than five years prior to joining the Company, Mr. Reid served in several capacities with ABB, Inc. including Group Vice President.

(2)	Mr. Madison was elected Vice President and Chief Financial Officer of the Company by the Board of Directors at its September 7, 2001 meeting which became effective on October 1, 2001. For more than five years prior to joining the Company, Mr. Madison served in several capacities with ABB, Inc. including Vice President of Finance.

(3)	Mr. Zeller was elected Vice President of the Company by the Board of Directors at its January 18, 2002 meeting which became effective on that date. This appointment is in addition to Mr. Zeller's position as President of Powell Electrical Manufacturing, a wholly owned division of the Company.

EXECUTIVE COMPENSATION

        The following table sets forth certain information concerning the compensation of the Chief Executive Officer of the Company, and of the Company's most highly compensated executive officers for the last fiscal year (other than the CEO) whose total annual salary and bonus exceeded $100,000, for each of the Company's fiscal years ending October 31, 2004, October 31, 2003 and October 31, 2002.

Summary Compensation Table

		Annual Compensation		Long Term Compensation Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Restricted Stock Awards (#) (1)	Securities Underlying Options (#)	All Other Compensation ($) (2)
Thomas W. Powell..................... CEO of Company	2004 2003 2002	371,408 370,000 354,231	88,800 --- 322,700	--- --- 7,000	--- 44,000 ---	60,126 (3) 78,729 (3) 57,448 (3)
Mark W. Reid (4)................... Executive Vice President of Company	2004	20,769	30,000	---	15,000	1,500
Don R. Madison ................... Vice President and CFO of Company	2004 2003 2002	190,750 182,000 181,731	40,000 --- 118,000	--- --- ---	--- 22,000 ---	16,655 15,957 10,048
M. M. Zeller......................... Vice President of Company and President of PEMCO	2004 2003 2002	233,304 222,602 220,097	98,000 --- 201,600	--- --- 1,926	--- 20,000 ---	21,017 9,483 14,500
Robert B. Gregory.................... Controller of Company ____________________________	2004 2003 2002	124,817 115,260 114,815	25,000 --- 53,000	--- --- ---	--- 7,500 ---	3,408 3,118 5,894
(1)	As of October 31, 2004, the aggregate number of shares of restricted stock held by named executive officers of the Company was 15,446, and the value of such shares as of such date was $248,990. These officers have the right to receive dividends with respect to such restricted stock awards to the extent dividends are paid generally on the Common Stock. However, the Company has not previously paid dividends and it is not anticipated that dividends will be paid in the immediate future. Such awards were made to these officers in connection with their exercise of stock options granted by the Company, pursuant to a provision in the stock option agreement designed to encourage retention of shares received upon exercise of options.

(2)	The amounts in this column include contributions matched by the Company for the Employees Incentive Savings Plan (401(k) plan), estate planning and automobile allowance.

(3)	In addition to the items noted above, with respect to Mr. Powell, the amounts in this column also include $28,230 for all years for premiums paid by the Company with respect to life insurance for the benefit of Mr. Powell.

(4)	Mr. Reid was appointed Executive Vice President of the Company by the Board of Directors at its September 10, 2004 meeting.

Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at October 31, 2004 (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at October 31, 2004 ($) Exercisable/Unexercisable
Thomas W. Powell	---	---	81,600 / 52,200	369,402 / 35,904
Mark W. Reid	---	---	0 / 15,000	--- / ---
Don R. Madison	---	---	10,400 / 21,600	4,488 / 17,952
M. M. Zeller	4,000	35,850	35,370 / 24,000	127,045 / 16,320
Robert B. Gregory	1,000	17,020	6,000 / 9,000	1,530 / 6,120

        Each of the named executive officers is covered by the Company’s Executive Severance Protection Plan, which provides severance pay and other specified benefits upon termination of employment other than for cause (as defined in the Plan) within three years of a change in control of the Company. The benefits payable in such event (grossed up for taxes) are (1) three times the officer’s current annual base salary, plus (2) three times the maximum incentive opportunity for the officer under the Company’s then current Incentive Compensation Plan, plus (3) continuation of medical, dental and life insurance benefits for three years or until the officer is covered under another plan, whichever is earlier.

        Thomas W. Powell is covered by the Company’s Executive Benefit Plan. Pursuant to Mr. Powell’s Executive Benefit Agreement executed under such Plan, he is entitled to the following payments: (1) if he should die while in active employment with the Company, a lump sum benefit of $630,000 payable to his designated beneficiary; (2) upon normal retirement on or after age 65 and the completion of at least ten years of continuous employment, salary continuation payments of $150,000 per year for five years and then $75,000 per year for ten years; (3) upon termination of employment prior to qualifying for normal retirement but after attaining age 55 and the completion of at least ten years of continuous employment with the Company, the salary continuation payments payable upon normal retirement, reduced by 1/2% for each month prior to age 65 that employment is terminated, commencing on the later of the date of retirement or attainment of age 60; and (4) upon a sale of all or substantially all of the property and assets of the Company other than in the usual course of its business, or a merger of the Company wherein the Company is not the surviving corporation, and within two years thereafter Mr. Powell’s employment with the Company is terminated or he resigns following a change of his position to one of less responsibility, Mr. Powell would be entitled to receive salary continuation payments of $150,000 per year for five years and then $75,000 per year for ten years. If Mr. Powell entered into competition with the Company following termination or retirement described in (3) above, he would (a) forfeit all further payments if the competition occurred within 36 months following termination, or (b) not be entitled to any further payments until age 60, if the competition occurred after 36 months following termination.

Equity Compensation Plan Information

        The following table summarizes information about the Company’s equity compensation plans as of October 31, 2004. All outstanding awards relate to the Company’s common stock.

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	827,393	$15.26	189,349
Equity compensation plans not approved by security holders(1)................	---	---	---
Total	827,393	$15.26	189,349
____________________________
(1)	In 1993, the Company adopted the Powell Industries, Inc. Directors’ Fee Program (the “Program”). Under the Program, directors may defer receipt of the directors’ fees and have such fees allocated to a shadow account as if they were invested in the Company’s common stock based on the fair market value on the date the fees are payable. Upon expiration of the deferral period elected by the director, or upon death, the shares held in his shadow stock account are distributed, along with any distributions on the Common Stock that were credited to the shadow stock account. As of October 31, 2004, a total of 2,429 shares of Common Stock were held in shadow stock accounts for the directors, with a weighted average price per share of $17.91. The program was not approved by the Company’s stockholders.

Compensation Committee Interlocks and Insider Participation

        During the last fiscal year of the Company, Mr. Becherer, Mr. Wolny and Mr. Tranchon served on the Compensation Committee of the Board of Directors of the Company. None of them has ever served as an officer or employee of the Company or any of its subsidiaries. Also during the last fiscal year, no executive officer of the Company served as a member of the Compensation Committee or Board of Directors of another entity, one of whose executive officers served on the Company’s Board of Directors.

Compensation Committee Report On Executive Compensation

        The Compensation Committee (the “Committee”) of your Board of Directors is pleased to present to the stockholders its annual report on executive compensation. This report summarizes the responsibilities of the Committee, the compensation policy and objectives that guide the development and administration of the executive compensation program, each major component of the program, and the basis on which the compensation for the Chief Executive Officer, corporate officers and other key executives were determined for the fiscal year ended October 31, 2004.

        The Compensation Committee, which held three meetings during the last fiscal year, provides oversight on behalf of the full Board on development and administration of the Company’s executive compensation program and each subcomponent plan under which officers or directors are eligible to participate. The Compensation Committee also administers the Stock Option Plan, Directors’ Fee Program, Incentive Compensation Plan, and the Non-Employee Director Stock Option Plan of the Company.

Executive Compensation Philosophy

        The philosophy of the Committee is that the Company’s executive compensation program should be an effective tool for fostering the creation of stockholder value. The following objectives guide the Committee in its deliberations:

•	Provide a competitive compensation program that enables the Company to attract and retain key executives and Board members.

•	Assure a strong relationship between the performance results of the Company or subsidiary and the total compensation received.

•	Balance both annual and longer performance objectives of the Company.

•	Encourage executives to acquire and retain meaningful levels of Common Stock of the Company.

•	Work closely with the Chief Executive Officer to assure that the compensation program supports the management style and culture of the Company.

        In addition to normal employee benefits, the executive total compensation program includes base salary, annual cash incentive compensation, and longer-term stock based grants and awards.

        Comparisons are made and surveys taken periodically to determine competitive compensation levels and practices for certain benchmark positions in the Company. Such analysis covers a broad group of manufacturing companies and the results are adjusted for differences in factors such as company size and position responsibilities. This comparison group is broader than the published industry index of companies included in the cumulative total return performance graph presented elsewhere in this Proxy Statement because it is more representative of the executive market in which the Company competes for talent and provides a consistent and stable market reference from year to year. Other comparative information from national survey databases, proxy statement disclosures and general trend data provided by compensation consultants is also considered.

        Variable incentives, both annual and longer term, are important components of the program and are used to link pay and performance results. Variable incentive awards and performance standards are calibrated such that total compensation will generally approximate the market 50th percentile when Company performance results are at target levels which approximate the recent historical performance of the Company (subject to certain minimum target levels), and will exceed the 50th percentile when performance exceeds targets. However, changes in the mission and strategy of the Company or certain of its subsidiaries as well as projected profit and growth are also important considerations in the calibration of the Company’s total executive compensation program.

        The Internal Revenue Code (Section 162(m)) imposes a $1,000,000 limit, with certain exceptions, on the deductibility of compensation paid to each of the five highest paid executives. In particular, compensation that is determined to be “performance based” is exempt from this limitation. To be “performance based,” incentive payments must use predetermined objective standards, limit the use of discretion in making awards, and be certified by the Compensation Committee made up of “outside directors.” While the Committee believes that the use of discretion is appropriate in specific circumstances, it believes that the annual incentive compensation and longer term stock plans comply with the provisions of Section 162(m) as “performance based”. It is not anticipated that any executive will receive compensation in excess of this limit during fiscal year 2004. The Committee will continue to monitor this situation and will take appropriate action if it is warranted in the future.

        Following is a discussion of each of the principal components of the executive total compensation program.

Base Salary

        The base salary program targets the median of the primary comparison group for corporate officers and managers. Since subsidiary presidents generally have a higher incentive opportunity relative to comparable positions in the market, base salaries for subsidiary presidents are targeted somewhat below the market median. Each executive’s base salary is reviewed individually each year. Salary adjustments are based on the individual’s experience and background, performance during the prior year, the general movement of salaries in the marketplace, and the Company’s financial position. Due to these factors, an executive’s base salary may be above or below the target point at any point in time.

Annual Incentive Compensation

        The Company administers an annual incentive plan for its corporate officers and managers, and subsidiary presidents and selected subsidiary managers. The goal of the plan is to reward participants in proportion to the performance of the Company and/or the subsidiary for which they have direct responsibility, and their individual contributions to the Company’s performance.

        The amount of annual incentive compensation each participant is eligible to earn varies based on his potential contribution to the future performance of his subsidiary or the Company. The amount of such compensation actually earned by each participant is based on the actual financial performance of his subsidiary or the Company for the year compared to profit and growth target ranges which are set at the beginning of that year. Historical performance, current mission and strategy, and projected profit and growth capability are considered in setting the targets for each subsidiary and the Company.

Stock Based Compensation

        Stock ownership is encouraged through the use of a stock plan that provides for the grant of stock options and stock awards. Stock option grants are made on a periodic basis (typically every other year) and are based on competitive multiples of base salary. Senior executives typically have a higher multiple and, as a result, have a greater portion of their total compensation linked to the longer term success of the Company. In determining the appropriate grant multiples, the Company targets the market median among publicly held manufacturing companies of similar size. To encourage stock retention, participants who retain the shares obtained through the exercise of an option receive a restricted stock award equal to one additional restricted share for every five option shares retained for five years from the date they were acquired.

Compensation of the Chief Executive Officer

        The Chief Executive Officer, Mr. Thomas W. Powell, participates in the executive compensation program described in this report.

        In establishing the total compensation program for Mr. Powell, the Committee assessed the pay levels for CEOs in similar companies in the manufacturing industry and the profit performance of the Company.

        The Compensation Committee of the Board of Directors:

           Joseph L. Becherer, Chairman
           Ronald J. Wolny
           Robert C. Tranchon

Performance Graph

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater-than ten percent stockholders are required by the regulation to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely on the Company’s review of the copies of such forms received by it, or written representations from certain reporting persons that no Form 5 reports were required for those persons, the Company believes that all filing requirements applicable to its officers and directors and greater-than ten percent beneficial owners during the 2004 fiscal year were in compliance, except that Messrs. Joesph l. Becherer, Eugene L. Butler, James F. Clark, Stephen W. Seale, Robert C. Tranchon and Ronald J. Wolny, directors of the Company, each failed to file timely one report related to their respective annual option grant received on June 24, 2004 under the Company’s Non-Employee Director Stock Option Plan and reported on September 15, 2004.

PRINCIPAL ACCOUNTANTS

        PricewaterhouseCoopers LLP has served as the principal accountants for the Company for the fiscal year ending October 31, 2004. It is anticipated that the Audit Committee will appoint PricewaterhouseCoopers LLP as independent registered public accounting firm of the Company for the year ending October 31, 2005. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Stockholders. They will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions. Prior to the appointment of PricewaterhouseCoopers LLP, Deloitte & Touche LLP served as the Company’s principal accountants. The decision to replace Deloitte & Touche with PricewaterhouseCoopers LLP was made pursuant to the recommendation of the Company’s Board of Directors and its Audit Committee.

        Deloitte & Touche’s report on the Company’s financial statements for the two fiscal years ended October 31, 2002 and October 31, 2003, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the Company’s two fiscal years ended October 31, 2002 and October 31, 2003, and the subsequent interim periods preceding the decision to change independent public accountants, there were no disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Deloitte & Touche’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with the audit reports of the Company’s consolidated financial statements for such years. There were no reportable events as described under Item 304(a)(1)(v) of Regulation S-K.

        The Company provided Deloitte & Touche with a copy of the foregoing disclosures. A letter from Deloitte & Touche dated May 13, 2004, stating its agreement with the foregoing disclosures is attached to this Proxy Statement as Appendix D. In the years ended October 31, 2002 and October 31, 2003, and the subsequent interim periods preceding the decision to change independent public accountants, the Company did not consult PricewaterhouseCoopers with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

For 2004 and 2003, the Company’s independent registered public accounting firm’s fees for various types of services to the Company were as shown below:

	PricewaterhouseCoopers		Deloitte
	2004	2003	2003
Audit Fees	$501,550	---	$272,000
Audit-Related Fees	---	---	---
Tax Fees
Tax compliance services	94,750(1)	$59,500(1)	56,775(1)
Tax advisory services	66,500(2)	24,000(2)	---
All Other Fees	---	---	---
TOTAL	$734,400	$83,500	$328,775
____________________________
(1)	Tax compliance services relate to the preparation and filing the U.S. Corporate Tax Return and state corporate income tax returns for the Company and its subsidiaries.

(2)	Tax advisory services relate to the preparation and filing of an amended 2002 U.S. Corporate Income Tax Return, cost segregation services and other tax consulting services with respect to matters involving tax authorities.

        The Audit Committee did not approve any of the services shown in the above four categories through the use of the “de minimis” exception permitted by SEC rules.

        The Audit Committee has adopted the following procedure for pre-approving audit services and other services to be provided by the Company’s independent auditors: specific services are pre-approved from time to time by the Committee or by the Committee Chairman on its behalf. As to any services approved by the Committee Chairman, the approval is reported to the Committee at the following meeting of the Committee.

OTHER MATTERS

        As of the date of this statement, the Board of Directors has no knowledge of any business which will be presented for consideration at the meeting other than the election of two directors of the Company, approval of the Company’s Non-Employee Director Resticted Stock Plan and proposed amendment to the Company’s 1992 Stock Option Plan. Should any other matters be properly presented, it is intended that the enclosed proxy will be voted in accordance with the best judgment of the persons voting the matter.

ANNUAL REPORT

        An Annual Report to Stockholders and an Annual Report on Form 10-K covering the fiscal year of the Company ended October 31, 2004 are enclosed herewith. These reports do not form any part of the material for solicitation of proxies.

STOCKHOLDER PROPOSALS

        Proposals of stockholders to be presented at the Annual Meeting of Stockholders to be held in 2006 must be received at the office of the Secretary of the Company no later than November 30, 2005 in order to be included in the Company’s proxy statement and form of proxy relating to that meeting.

        A stockholder that intends to present business at the 2006 Annual Meeting and has not submitted such proposal by the date set forth above must notify the Secretary of the Company no later than January 17, 2006. If such notice is received after January 17, 2006, then the notice will be considered untimely, and the Company is not required to present such business at the 2006 Annual Meeting.

        All proposals must comply with applicable SEC regulations and the Company’s Bylaws as amended to date.

By Order of the Board of Directors /s/ THOMAS W. POWELL Thomas W. Powell Chairman and Chief Executive Officer

Dated: February 28, 2005

APPENDIX A

NON-EMPLOYEE DIRECTOR RESTRICTED STOCK PLAN

        The Powell Industries, Inc. Non-Employee Director Restricted Stock Plan was adopted by the Board of Directors (“Board”) of Powell Industries, Inc., a Delaware corporation (“Company”), effective as of December 17, 2004 and approved by the stockholders of the Company at its annual meeting of stockholders held on April 15, 2005.

PURPOSE AND TERM

        Purpose.   The Powell Industries, Inc. Non-Employee Director Restricted Stock Plan (the “Plan”) is for the benefit of members of the Board who, at the time of their service, are not employees of the Company or any of its affiliates (each a “Participant” and collectively the “Participants”), to encourage ownership of the Company’s common stock (the “Stock”) by the Participants, thereby advancing the best interests of the Company by increasing the proprietary interest of the Participants in the success of the Company and encouraging them to continue in their present capacity.

        Term.   Unless sooner terminated by the Board, the Plan will terminate at the close of business on December 16, 2014 and no further grants shall be made under the Plan after such date. Awards granted before such date shall continue to be subject to the terms and conditions of the Plan and the respective agreements pursuant to which they were granted.

ADMINISTRATION

        Administration of the Plan.   The Plan shall be administered by the Compensation Committee of the Board (“Committee”) or, if there is no Compensation Committee, the Plan shall be administered by the Board and all references to the Committee in this Plan shall refer to the Board. All questions of interpretation of the Plan or of any restricted stock agreement governing any grant under this Plan (“Restricted Stock Agreement”) shall be determined by the Committee, and such determination shall be final and binding upon all persons having an interest in the Plan or such Restricted Stock Agreement. The Chief Executive Officer, the Chief Financial Officer, the President and any Vice President of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company in this Plan.

        Powers of the Committee.   In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its sole discretion:

to determine the terms, conditions and restrictions applicable to each grant (which need not be identical) under this Plan (“Award”), the method for satisfaction of any tax withholding obligation arising in connection with an Award or vesting of the Stock granted pursuant to the Award (“Restricted Stock”), the effect on the Award or the vesting of such Restricted Stock of termination of the status of a Participant as a director of the Company and all other terms, conditions and restrictions applicable to the Award or Restricted Stock not inconsistent with the terms of the Plan, to approve one or more forms of Restricted Stock Agreement,

to accelerate, continue, extend or defer the vesting of any Restricted Stock,

1

to prescribe, amend or rescind rules, guidelines and policies necessary or advisable in the administration of the Plan and to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Restricted Stock Agreement and to make all other determinations and take such other actions with respect to the Plan as the Committee may deem advisable to the extent consistent with the Plan and applicable law.

SHARES SUBJECT TO PLAN OR AWARDS
AND ADJUSTMENTS THEREOF

        Maximum Number of Shares Issuable.   Subject to Section 3.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be 150,000 and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof. If a share of Restricted Stock is forfeited for any reason, such share shall again be available for issuance under the Plan. During the term of this Plan, the Company shall at all times reserve and keep available that number of shares of Stock sufficient to satisfy the requirements of the Plan.

        Changes in Capital Structure.   If, at any time while the Plan is in effect or shares of Restricted Stock are outstanding, there shall be any increase or decrease in the number of issued and outstanding shares of Stock resulting from (i) the declaration or payment of a stock dividend, (ii) any recapitalization resulting in a stock split-up, combination or exchange of shares of Stock or (iii) any other increase or decrease in such shares of Stock effected without receipt of consideration by the Company, then and in such event:

an appropriate adjustment shall be made in the maximum number of shares of Stock then subject to being granted under the Plan so that the same proportion of the Company’s issued and outstanding shares of Stock shall continue to be subject to being granted under the Plan; and

appropriate adjustments shall be made in the number of outstanding shares of Restricted Stock.

        Any fractional share resulting from an adjustment under this Section 3.2 shall be rounded up to the nearest whole number. Except as otherwise expressly provided in the Plan, the issuance by the Company of shares of its capital stock of any class, or securities convertible into or exercisable for shares of capital stock or any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of outstanding shares of Restricted Stock.

        Notice of Adjustment.   Upon the occurrence of each event requiring an adjustment with respect to any Restricted Stock, the Company shall mail to each affected Participant its computation of such adjustment, which shall be conclusive and shall be binding upon each Participant.

AWARDS OF RESTRICTED STOCK

        Eligibility.   The persons who shall be eligible to receive Restricted Stock under the Plan shall be each member of the Board who is not an employee of the Company or any affiliate of the Company.

        Awards.   On the day of each June Board meeting (or the next regular meeting of the Board, if there is no June meeting), each Participant who is continuing to serve as a director shall receive a grant of 2,000 shares of Stock. If a Participant is first elected or appointed to the Board (whichever is applicable) other than at a June meeting, the Participant shall receive a grant of that number of shares of Stock (rounded up to the nearest whole share) determined by multiplying 2,000 shares by a fraction, the numerator of which is the number of months until the next June meeting (or meeting held in lieu of the June meeting and counting the month in which the Participant became a director) and the denominator of which is 12. The intent of this initial grant is to provide the new director with a prorated grant for the partial year served before the new director receives the annual grant.

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        Restricted Stock Agreement.   The prospective recipient of a grant of Stock shall not have any rights with respect to such grant until such prospective recipient has executed a Restricted Stock Agreement and delivered a fully executed copy thereof to the Company within a period of sixty days (or such other period as the Committee shall specify) after the date of the grant. The Restricted Stock Agreement shall set forth the number of shares of Stock granted to the Participant and all other terms, limitations, restrictions and conditions to which such Stock is subject. To the extent any such terms, limitations, restrictions or conditions are inconsistent with the terms of the Plan, the terms of the Plan shall control.

        Share Certificates.   Each Participant shall be issued a stock certificate or certificates representing the shares of Restricted Stock granted to such Participant. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, limitations, restrictions and conditions applicable to such Restricted Stock substantially as provided in Section 4.5 below. The Committee may require that the stock certificates evidencing the shares of Restricted Stock be held in the custody of the Company until the restrictions thereon shall have lapsed and that the Participant deliver to the Committee a stock power or stock powers, endorsed in blank, relating to the shares of Restricted Stock.

        Legends.   Each certificate representing shares of Restricted Stock issued to a Participant shall bear the following legend or a similar legend deemed by the Company to constitute an appropriate notice of the provisions hereof and each Restricted Stock Agreement shall provide that any such certificate not having such legend shall be surrendered upon demand of the Company therefor and so endorsed:

On the face of the certificate:

Transfer of this stock is restricted in accordance with conditions printed on the reverse of this certificate.”

On the reverse of the certificate:

“The shares of stock evidenced by this certificate are subject to and transferable only in accordance with that certain Powell Industries, Inc. Non-Employee Director Restricted Stock Plan, a copy of which is on file at the principal office of the Company in Houston, Texas. No transfer or pledge of the shares evidenced hereby may be made except in accordance with and subject to the provisions of the Plan. By acceptance of this certificate, any holder, transferee or pledgee hereof agrees to be bound by all of the provisions of the Plan.

        And, if the shares were not issued in a transaction registered under the applicable federal and state securities laws:

“Shares of stock represented by this certificate have been acquired by the holder for investment and not for resale, transfer or distribution, have been issued pursuant to exemptions from the registration requirements of applicable state and federal securities laws and may not be offered for sale, sold or transferred other than pursuant to effective registration under such laws or in transactions otherwise in compliance with such laws, and upon evidence satisfactory to the Company of compliance with such laws, as to which the Company may require and rely upon an opinion of counsel satisfactory to the Company.”

A copy of this Plan shall be kept on file in the principal office of the Company in Houston, Texas.

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        Restrictions and Conditions.   Shares of Restricted Stock shall be subject to the following restrictions and conditions:

Subject to the provisions of the Plan and the Restricted Stock Agreement governing the grant of Restricted Stock, during such period or periods as may be established by the Committee beginning on the date of the Award (“Restricted Period”), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock granted under the Plan; provided, however, that the Committee may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Committee may determine, in its sole discretion, including without limitation the attainment of certain performance-related goals, the death or Disability of the Participant or the Participant’s otherwise ceasing to serve as a director of the Company.

During the Restricted Period, the Participant shall have the rights of a shareholder with respect to any shares of Restricted Stock, except as otherwise stated in the Plan or the Restricted Stock Agreement governing the grant of Restricted Stock.

        For purposes of the Plan, the term “Disability” shall mean the determination by the Board, upon the advice of an independent qualified physician, that the Participant has become physically or mentally incapable of performing his duties as a director and such disability has disabled the Participant for a period of at least 180 days in any twelve-calendar-month period.

ADDITIONAL PROVISIONS

        Amendment or Discontinuation.   Except as set otherwise set forth in this Section 5.1, the Board may at any time and from time to time, without the consent of the Participants, alter, amend, revise, suspend or discontinue the Plan in whole or in part, provided, however, that to the extent required to qualify the Plan under Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended, no amendment shall be made more than once every six months that would change the amount, price or timing of the initial and annual grants, other than to comport with changes in the Internal Revenue Code of 1986, as amended; and provided, further, that to the extent required to qualify the Plan under Rule 16b-3, no amendment that would (a) materially increase the number of shares of the Stock that may be issued under the Plan, (b) materially modify the requirements as to the eligibility for participation in the Plan, or (c) otherwise materially increase the benefits accruing to Participants under the Plan, shall be made without the approval of the Company’s stockholders. Any such amendment shall, to the extent deemed necessary or advisable by the Committee, be applicable to any outstanding Restricted Stock previously granted under the Plan with respect to which the Restricted Period has not yet expired, notwithstanding any contrary provisions contained in any Restricted Stock Agreement. In the event of any such amendment to the Plan, the holder of any Restricted Stock outstanding under the Plan shall, upon the request of the Committee, execute a conforming amendment to the applicable Restricted Stock Agreement in the form prescribed by the Committee. Notwithstanding anything contained in the Plan to the contrary, unless required by law, no action contemplated or permitted by this Section 5.1 shall adversely affect any rights of a Participant or obligations of the Company to Participants with respect to any Restricted Stock with respect to which the Restricted Period has expired without the consent of the affected Participant.

        Investment Intent and Other Representations.   The Company may require that there be presented to and filed with it by any Participant under the Plan such evidence as it may deem necessary to establish that the shares of Restricted Stock are being acquired for investment and not with a view to their distribution and such other representations and warranties of a Participant which the Company considers necessary or appropriate.

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        Indemnification of Board and Committee.   With respect to administration of the Plan, the Company shall indemnify each present and future member of the Committee against, and each member of the Committee shall be entitled without further act on his part to indemnity from the Company for, all expenses (including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of any action, suit, or proceeding in which he may be involved by reason of his being or having been a member of the Committee, whether or not he continues to be a member of the Committee at the time of incurring the expenses. However, this indemnity shall not include any expenses incurred by any member of the Committee (a) in respect of matters as to which he shall be finally adjudged in any action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as a member of the Committee, or (b) in respect of any matter in which any settlement is effected, to an amount in excess of the amount approved by the Company on the advice of its legal counsel. In addition, no right of indemnification under this Plan shall be available to or enforceable by any member of the Committee unless, within 60 days after the institution of any action, suit or proceeding, he shall have offered the Company, in writing, the opportunity to handle and defend the same at its own expense. This right of indemnification shall inure to the benefit of the heirs, executors or administrators of each member of the Committee and shall be in addition to all other rights to which a member of the Committee may be entitled as a matter of law, contract or otherwise.

        Effect of the Plan.   Neither the adoption of the Plan nor any action of the Committee shall be deemed to give any person any rights except as may be evidenced by a Restricted Stock Agreement or any amendment thereto duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and upon the terms and conditions expressly set forth therein.

        Compliance with Other Laws and Regulations.   Nothing in this Plan shall be construed to require the Company to issue any shares of Stock under the Plan if issuing that Stock would constitute or result in a violation by the Participant or the Company of any provision of any law, statute or regulation of any governmental authority or any national securities exchange or inter-dealer quotation system or other forum in which the shares of Stock are or may be quoted or traded (including without limitation, Section 16 of the Securities Exchange Act of 1934). Specifically, in connection with any applicable statute or regulation relating to the registration of securities, the Company shall not be required to issue any Stock unless the Company has received evidence satisfactory to it to the effect that the Participant will not transfer the Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Company on this matter shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any Stock covered by this Plan pursuant to applicable securities laws of any country or any political subdivision. If the Stock is not registered, the Company may imprint on the certificate evidencing the Stock any legend that counsel for the Company considers necessary or advisable to comply with applicable law.

        Tax Requirements.   The Company shall have the right pursuant to any arrangement it deems appropriate to deduct from all Awards hereunder any federal, state or local taxes required by law to be withheld with respect to such payments.

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        THE UNDERSIGNED, being the duly elected Secretary of the Company, does hereby certify that the foregoing is a true and correct copy of the Powell Industries, Inc. Restricted Stock Plan, adopted by the Board of Directors of Powell Industries, Inc. at the meeting thereof duly called and held on December 17, 2004 and approved by the stockholders of the Company at its annual meeting of stockholders held on April 15, 2005.

Don R. Madison, Secretary

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FORM OF RESTRICTED STOCK AGREEMENT

        Pursuant to the Powell Industries, Inc. Non-Employee Director Restricted Stock Plan (“Plan”), this Restricted Stock Agreement (“Agreement”) is made as of _____________, _____ (“Effective Date”) by and between Powell Industries, Inc., a Delaware corporation (“Company”), and _________________ (“Grantee”).

        The parties agree as follows:

1. Grant of Stock. The Company hereby grants to Grantee and Grantee hereby accepts 2,000 shares of the Company’s common stock (“Shares”).

2. Vesting.

The Shares shall become fully vested and shall no longer be subject to forfeiture as follows:

fifty per cent on the first anniversary of the Effective Date, and fifty per cent on the second anniversary of the Effective Date.

Notwithstanding the foregoing, the Shares shall, to the extent not then fully vested, become fully vested and shall no longer be subject to forfeiture:

upon the retirement of the Grantee from the Board of Directors of the Company (“Board”), but only with respect to grants of Shares made before the annual shareholder meeting immediately preceding such retirement;

upon the occurrence of a “Liquidation Event” as such term is defined in Section 2(c) below; or

upon the death or Disability (as defined in the Plan) of the Grantee.

As used in this Agreement, “Liquidation Event” shall mean the occurrence of either of the following:

a merger, reorganization or consolidation of the Company with or into one or more corporations, limited liability companies or partnerships in which the Company is not the surviving entity and stockholders of the Company receive cash or freely salable securities; or

the sale of all or substantially all of the Company’s assets in one or more transactions for cash or freely salable securities and a subsequent liquidation of the Company, in which its stockholders receive liquidating distributions of such proceeds of sale after payment or provision for the valid debts, liabilities and taxes of the Company.

3. Forfeiture of Unvested Shares Upon Termination or Attempted Transfer. Upon the occurrence of (i) Grantee’s ceasing to be a director of the Company for any or no reason except death or Disability of the Grantee or, with respect to Shares granted after the annual stockholder meeting immediately preceding such retirement, the retirement of Grantee from the Board or (ii) any attempted transfer by the Grantee to a third party of Shares that are not yet fully vested and no longer subject to forfeiture, the Company shall, upon the date of such termination or attempted transfer (as such date is reasonably fixed and determined by the Company) cancel such portion of the Shares as are not fully vested in accordance with Section 2 above (“Forfeited Shares”), and Grantee shall forfeit and have no further right to or interest in or claim regarding the Forfeited Shares. Upon such cancellation and forfeiture, Grantee, or Grantee’s representative, shall immediately surrender to the Company for cancellation the share certificate(s) representing the Forfeited Shares. Notwithstanding Grantee’s failure to surrender for cancellation the share certificate(s) representing the Forfeited Shares, Grantee hereby grants to the Secretary of the Company all right, power and authority on behalf of Grantee to cause, and the Secretary of the Company shall cause, the Forfeited Shares to be cancelled on the official stock register of the Company, which stock register shall be conclusive evidence of ownership of any and all of the Company’s outstanding capital stock, including the Shares as applicable.

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4. Restrictions on Transfer.

Grantee shall not transfer, encumber or otherwise dispose of any of the Shares (or any beneficial interest therein) in any way until the date such Shares are fully vested and no longer subject to forfeiture.

Notwithstanding Section 5(a) above, Grantee shall not transfer or dispose of the shares unless (i) there is then in effect a registration statement under the Securities Act of 1933 or any successor thereto (“Securities Act”) covering such proposed disposition and such disposition is made in accordance with such registration statement or (ii) Grantee shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, such Grantee shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will be exempt from registration under the Securities Act.

5. Legends. The share certificate evidencing the Shares issued hereunder shall be endorsed with the following legends (in addition to any other legends required by the Plan or under applicable federal and state securities laws):

“THE SHARES OF STOCK EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO AND TRANSFERABLE ONLY IN ACCORDANCE WITH THAT CERTAIN POWELL INDUSTRIES, INC. RESTRICTED STOCK PLAN, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY IN HOUSTON, TEXAS. NO TRANSFER OR PLEDGE OF THE SHARES EVIDENCED HEREBY MAY BE MADE EXCEPT IN ACCORDANCE WITH AND SUBJECT TO THE PROVISIONS OF THE PLAN. BY ACCEPTANCE OF THIS CERTIFICATE, ANY HOLDER, TRANSFEREE OR PLEDGEE HEREOF AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF THE PLAN.”

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN A RESTRICTED STOCK AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE COMPANY’S PRINCIPAL EXECUTIVE OFFICES. SUCH TRANSFER RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES.”

Grantee shall surrender, upon demand of the Company therefor, any certificate evidencing the Shares that does not bear any legend required hereunder or by the Plan so that such legend may be placed on such certificate or a new certificate issued bearing the required legends.

6. Tax Withholding and Other Tax Matters. The Company shall have the right to withhold from any issuance of Shares all federal, state, city or other taxes as may be required pursuant to any statute or governmental regulation or filing. In connection with such withholding, the Company may make any arrangement it deems appropriate. Grantee acknowledges its obligations to review with Grantee’s own tax advisors the federal, state, local and foreign tax consequences of this grant and the transactions contemplated by this Agreement and particularly the consequences with regard to making any election under Section 83(b) of the Internal Revenue Code. Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Grantee understands that Grantee (and not the Company) shall be responsible for Grantee’s own tax liability that may arise as a result of this grant or the transactions contemplated by this Agreement and shall be required to pay to the Company any such liability.

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IF GRANTEE DESIRES TO MAKE A SECTION 83(b) ELECTION UNDER SECTION 83(b) OF THE INTERNAL REVENUE CODE, GRANTEE ACKNOWLEDGES THAT IT IS GRANTEE’S SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF GRANTEE REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON GRANTEE’S BEHALF. GRANTEE SHALL DELIVER A COPY OF ANY SUCH FILING TO THE COMPANY PROMPTLY UPON THE FILING THEREOF.

7. General Provisions.

THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE INTERNAL LAWS OF THE STATE OF TEXAS (WITHOUT GIVING EFFECT TO ITS CHOICE OF LAW PROVISIONS) AS SUCH LAWS ARE APPLIED TO AGREEMENTS BETWEEN TEXAS RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN TEXAS.

This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof and may only be modified or amended in writing signed by both parties.

All references to the number of Shares shall be appropriately adjusted to reflect any stock split, stock dividend or other change in the Shares that may be made by the Company after the date of this Agreement, in accordance with the terms of the Plan.

All notices and other communications required or permitted hereunder shall be in writing and may be delivered in person or by facsimile, electronic mail, courier or U.S. mail, in which event it may be mailed by first-class, certified or registered, postage prepaid, addressed (i) if to Grantee, at Grantee’s address set forth on the signature page of the Agreement, or at such other address as Grantee shall have furnished to the Company in writing, or (ii) if to the Company, to its address set forth on the signature page of this Agreement and addressed to the attention of the Secretary, or at such other address as the Company shall have furnished to Grantee. All such notices and other communications shall be deemed given upon personal delivery, upon confirmation of facsimile transfer, upon confirmation of electronic mail transmission, upon delivery by courier or three business days after deposit in the United States mail.

If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without such provision, provided, however, that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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        IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the Effective Date.

Powell Industries, Inc.

By:_________________________________	_________________________________
[Name of Grantee]
Its:_________________________________
Address:	Address:
8550 Mosley Drive Houston, Texas 77075	_________________________________
_________________________________ {Please provide address for notice purposes}

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CONSENT OF SPOUSE

        I, , spouse of [Name of Grantee], have read and approve the foregoing Agreement. In consideration of granting to [Name of Grantee] 2,000 shares of common stock of Powell Industries, Inc. as set forth in the Agreement, I hereby appoint [Name of Grantee] as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares issued pursuant thereto under the community property laws of the State of Texas or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

      Dated: _____________________, _____.

“Spouse of Grantee”
_________________________________ (Signature)
_________________________________ (Print Name)

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APPENDIX B

NOMINATING COMMITTEE CHARTER

        WHEREAS, the Board of Directors of Powell Industries, Inc. has resolved to maintain a standing committee designated theNominating Committee, and

        WHEREAS, it is the intent of the Board in recognition of its responsibilities to reaffirm and ratify the Statement of Duties and Responsibilities of the Nominating Committee,

        THEREFORE, BE IT RESOLVED THAT,

Authority

        The Nominating Committee is granted the authority to perform each of the specific duties listed under “Specific Duties” in this Charter. In addition, the Chairman of the Board may from time to time direct specific assignments to the Nominating Committee.

        The Committee is granted the authority to engage a search firm and other advisors, as it deems necessary to carry out its duties. The Committee shall notify the Board of Directors of any intent to retain a search firm or other advisors, but shall have the sole authority to negotiate and approve the fees and retention terms thereof.

Responsibility

        The Nominating Committee is responsible in assisting the Board of Directors in fulfilling its responsibility to enhance the independence and quality of the Company’s Board. The Committee will evaluate and establish the minimum qualifications for Board members. The Committee is also responsible for determining the selection criteria of prospective candidates to ensure the Board has and maintains the appropriate mix of experience and skills to fulfill its responsibilities.

Composition

        The Nominating Committee shall be composed of not less than three Directors, each of whom shall be independent as defined in the listing standards of the Nasdaq Stock Market. No person may be made a member of the Committee, or may continue as a member of the Committee during such period as, such person’s service on the Committee would violate any restriction on such service imposed by any rule, regulation or standard of the Securities and Exchange Commission or any securities exchange or market on which shares of common stock of the Company are traded.

        Appointment to the Committee shall be made annually at the Board meeting following the Annual Shareholders’ Meeting. Appointments to the Committee and selection of the Committee Chairman shall be made by the Nominating Committee with approval by the Board and recorded in the Minutes of the Board of Directors.

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Meeting

        The Committee shall hold at least one meeting annually to select director nominees for the next annual meeting of shareholders, directors to serve on all Board committees, and Chairmen for each committee of the Board of Directors. As many additional meetings as necessary to complete their assigned duties shall be scheduled during the year.

Attendance

        All members of the Committee should be present at all Committee meetings. The Chairman will designate any absences as “excused” or “unexcused” in the minutes of the meeting. The report of attendance will reflect presence or absence without reference to whether or not the absence is excused. A majority of the Committee will constitute a quorum. Each Committee member will have one vote, and the vote of a majority of members present will constitute the action of the Committee.

        Any member of the Board of Directors may attend any meeting of the Nominating Committee, subject to the following: (1) at least part of each Nominating Committee meeting shall be held in executive session, at which no director who is not a Committee member shall be present; (2) the Committee Chairman may ask directors who are not Committee members to leave the meeting at any time; and (3) directors who are not Committee members may not vote on any actions considered by the Committee.

Minutes

        Minutes of each meeting will be prepared and distributed to all members of the Board of Directors. The permanent file of the Minutes will be maintained by the Secretary of the Company.

Specific Duties

        The Nominating Committee will review the appropriateness of the size of the Board in relation to its responsibilities and review the overall composition of the Board, taking into consideration such factors as business experience and specific areas of expertise of each Board member, making recommendations to the Board as necessary.

        The Nominating Committee is responsible for identifying individuals qualified to become Board members. It is the Committee’s responsibility to establish director qualifications and selection criteria for new directors. The Committee is also responsible for maintaining the Rules of Tenure for members of the Board of Directors.

        The Nominating Committee may establish sub-committees to meet with prospective Board candidates.

        The Nominating Committee is responsible for selecting director nominees for election by the shareholders to fill directorships with expiring terms. The Committee will review the performance of Board members before nominating them for re-election. The Committee is also responsible for appointing new members to the Board to fill unexpired terms of directorships vacated during the term or new directorships created by any increase in the size of the Board.

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        The Nominating Committee will consider candidates for nomination as director who are recommended by stockholders who comply with the stockholder nomination procedures established in the Company’s Certificate of Incorporation and Bylaws and may, to the extent the Committee deems appropriate, establish any additional procedures to be followed by the stockholders in submitting recommendations.

        Annually, the Nominating Committee will recommend to the Board of Directors a slate of directors to serve on each standing committee of the Board. The Nominating Committee will also recommend one member of each standing committee to serve as chairman. Appointments of committee members and their chairmen shall be approved by the Board at the meeting following the Annual Shareholders’ meeting and recorded in the Minutes of the Board of Directors. The Nominating Committee is responsible for filling Committee vacancies which may occur during the course of the year.

        The Nominating Committee will oversee and review on a periodic basis a continuing education program for continuing directors and an orientation program for new directors.

        The Nominating Committee will conduct an evaluation of the Committee’s performance at least annually. The evaluation will address, among other things, (1) the appropriateness of matters presented for information and approval, (2) the sufficiency of time for consideration of agenda items, (3) the frequency and length of meetings and (4) the quality of written materials and presentations. The Nominating Committee will review its charter at least annually and report the results of the evaluation of its performance, the review of its charter and any recommendations to the Board of Directors.

Reports

        At each meeting of the Board of Directors the Committee Chairman shall present an oral report of activities and the status of any ongoing studies or evaluations.

        The Nominating Committee shall prepare and approve the Nominating Committee Report to be included in the Company’s Proxy Statement stating that it has satisfied the responsibilities under this Charter.

Board Action

        By motion unanimously approved, the Board of Directors adopted this Resolution of March 5, 2004.

_________________________________
Thomas W. Powell Chairman
_________________________________
Don R. Madison Secretary

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APPENDIX C

AUDIT COMMITTEE CHARTER

        WHEREAS, the Board of Directors of Powell Industries, Inc. has since its inception maintained a standing committee designated the Audit Committee, and

        WHEREAS, it is the intent of the Board in recognition of its responsibilities to reaffirm and ratify the Statement of Duties and Responsibilities of the Audit Committee,

        THEREFORE, BE IT RESOLVED THAT,

Authority

        The Audit Committee is granted the authority and sufficient funding (i) to perform each of the specific duties listed under “Specific Duties” in this Charter, (ii) upon direction of the Board of Directors to investigate any activity of the Company and (iii) to engage independent counsel and other advisers, as it deems necessary to carry out its duties, without seeking Board approval. In addition, the Chairman of the Board may from time to time direct specific assignments to the Audit Committee. All employees and consultants are directed to cooperate as requested by members of the Committee to assist the Committee in fulfilling its responsibilities. The Committee shall notify the Board of Directors of any intent to retain independent counsel or other advisors, but shall have the sole authority to negotiate and approve the fees and retention terms thereof.

        The specific duties of the Audit Committee are listed below; however, if extraordinary circumstances indicate a requirement for the Audit Committee to assume additional duties the Audit Committee has the full authority to act on its own authority.

Responsibility

        The Audit Committee has the responsibility to assist the Board of Directors in fulfilling its fiduciary responsibilities as to accounting policies and reporting practices of the Company and all subsidiaries and the sufficiency of the audits of all Company activities. It is the Board’s agent in ensuring the integrity of financial reports of the Corporation and its subsidiaries, and the adequacy of disclosures to shareholders. The Audit Committee is the focal point for communication between other Directors, the independent auditors, internal auditors, and management as their duties relate to financial accounting, reporting and controls.

        The Audit Committee is responsible for ensuring its receipt from the outside auditors a formal written statement delineating all relationships between the auditors and the Company, consistent with Independence Standards Board Standard No. 1, and that the Audit Committee is also responsible for actively engaging in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors and for taking, or recommending that the full Board take, appropriate action to ensure the independence of the outside auditors.

        The Audit Committee is responsible for inquiring of management and determining that adequate internal control systems and policies are in place to control business and financial reporting risks.

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Composition of Audit Committee

        The Audit Committee shall be composed of not less than three Directors who are qualified and independent, as such term is defined by applicable law and in the rules and regulations of the United States Securities and Exchange Commission and the NASDAQ National Market System. Members of the Committee shall be financially literate or become financially literate within a reasonable period of time after appointment to the Committee. At least one member of the Committee must have accounting or related financial management expertise. Committee members shall not for the past three years have been employed by, or currently have a significant business relationship with Powell Industries, Inc., its executives or an affiliate of Powell Industries, Inc. No person may be made a member of the Committee if his or her service on the Committee would violate any restriction on service imposed by any rule or regulation of the Securities and Exchange Commission or any securities exchange or market on which shares of common stock of the Company are traded.

        Appointment to the Committee shall be made annually at the Board meeting following the Annual Shareholders’ Meeting. Appointments to the Committee and selection of the Committee Chairman shall be made by the Nominating Committee with approval by the Board and recorded in the Minutes of the Board of Directors. The Nominating Committee is responsible for filling committee vacancies which may occur during the course of the year.

Meeting

        The Committee shall hold quarterly meetings and as many additional meetings as necessary to complete its assigned duties. The quarterly meetings are to be scheduled to review quarterly financial results and to review the quarterly reports prior to release.

Attendance

        All members of the Committee should be present at all meetings. All members of the Board of Directors may attend any Audit Committee meeting. The Chairman will designate any absences as “excused” or “unexcused” in the minutes of the meeting. The report of attendance will reflect presence or absence without reference to whether or not the absence is excused. The Chairman may request that members of management, the Director of Internal Audit and representatives of the independent accountants be present.

Minutes

        Minutes of each meeting will be prepared and distributed to all members of the Board of Directors. The permanent file of the Minutes will be maintained by the Secretary of the Corporation.

Specific Duties

        The Audit Committee, in consultation with the Chief Executive Officer and the Chief Financial Officer, shall perform an annual review of performance of the independent accounting firm or firms and recommend to the Board of Directors the firm or firms to be selected for examination of the financial statements of the Corporation and its subsidiaries. The recommendation shall include the scope of the audit and the estimated fees to be paid.

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        The Audit Committee shall review and approve the recommendation of management for the scope of the annual audit.

        The Audit Committee shall review and approve management’s recommended Annual Report to the Shareholders, and the annual financial statements, including all financial discussions and disclosures.

        The Audit Committee shall review with the independent public accountants the recommendations included in the management letter and the informal observance, competence and adequacy of the financial, accounting, and internal audit control procedures of the Corporation and its subsidiaries. On the basis of this review, the Audit Committee shall make recommendations to the Board for any changes which seem appropriate.

        The Audit Committee shall review with the independent public accountants and financial management of the Company the disposition of the recommendation(s) from the previous audits.

        The Audit Committee shall approve in advance any non-audit services to be provided by the independent public accountants and adopt policies and procedures for engaging the independent public accountants to perform non-audit services.

        The Audit Committee shall make an independent determination whether any professional services to be provided by the public accounting firm would adversely affect the independence of the firm and its ability to render impartial review and judgment.

        The Audit Committee shall determine by interview with the independent public accountants if there were restrictions imposed by management on the scope of conduct of any audit or examination.

        The Audit Committee shall review with the independent accountants any audit problems, difficulties or disagreements with management encountered in performing the services and the response of management.

        The Audit Committee shall consult with general counsel, corporation financial management, and the independent accountants to confirm compliance with public law and accounting practices relating to financial reports of the Corporation and its subsidiaries, the absence of conflicts of interest of Directors and officers, and compliance with the provisions of the Foreign Corrupt Practices Act.

        The Audit Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, and auditing matters; and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

        Annually, the Audit Committee shall review the scope and content of this charter and report the results of that review and any recommendations to the Board of Directors.

        In its role as part of corporate governance, the Audit Committee is not expected to provide any expert or special assurances as to the Company’s financial statements or any professional certifications as to the work of management, internal auditors or independent auditors.

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Reports

        At each meeting of the Board of Directors the Committee Chairman shall present an oral report of activities and the status of any ongoing studies or investigations.

        The Audit Committee shall prepare and approve an Audit Committee Report to be included in the Company’s Proxy Statement stating that it has satisfied the responsibilities under this Charter.

Annual Review

        This Charter was last reviewed by the Audit Committee in February 2004 to ensure compliance with Section 301, “Public Company Audit Committees” of Sarbanes-Oxley Act of 2002.

        The Audit Committee shall include in its standing agenda for the February meeting (i) a self-assessment of skill requirements (including financial literacy and independence) and an assessment of its performance to confirm that it is meeting its responsibility under this charter. In assessing its performance, among other things, (i) the appropriateness of matters presented for information and approval, (ii) the sufficiency of time for consideration of agenda items, (iii) the frequency and length of meetings, and (iv) the quality of written materials and presentations. The results of such assessment and any skill enhancement plans or issues shall be reported to the Board of Directors.

Board Action

        By motion unanimously approved, the Board of Directors adopted this Resolution on March 5, 2004.

_________________________________
Thomas W. Powell Chairman of the Board
_________________________________
Don R. Madison Secretary

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APPENDIX D

DELOITTE & TOUCHE LETTER

May 13, 2004

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read Item 4 of Powell Industries, Inc.‘s Form 8-K dated May 13, 2004, and have the following comments:

        1.     We agree with the statements made in section (a) of Item 4.

        2.     We have no basis on which to agree or disagree with the statements made in section (b) of Item 4.

Yours truly,

DELOITTE & TOUCHE LLP

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